UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2015

CannaPharmaRx, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27055	27-4635140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Collins Drive, Suite 100, Carneys Point, New Jersey		08069
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856-376-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Explanatory Note

On August 31, 2015, CannaPharmaRx, Inc., a Delaware corporation (the "Company"), filed a Current Report on Form 8-K (the "Original Form 8-K") with the Securities and Exchange Commission to report the final results for each of the matters submitted to a vote of stockholders at its 2015 Annual Meeting of Stockholders held on August 28, 2015 (the "Annual Meeting"). This amendment is being filed to update and amend Item 5.07 of the Original Form 8-K. Other than as described herein, this amendment does not amend any other information previously filed in the Original Form 8-K, which information is incorporated herein by reference.

The Company is filing this amendment to the Original Form 8-K to report that at a telephonic meeting of the Company’s Board of Directors (the "Board") held on October 6, 2015, consistent with the voting results of the stockholders at the Annual Meeting, the Board determined to hold an advisory stockholder vote on the compensation of the Company’s named executive officers required by section 14A of the Securities Exchange Act of 1934, as amended, every year (the "Say-on-Pay Vote") until the next stockholder vote on the frequency of the Say-on-Pay Vote, or until the Board otherwise determines that a different frequency for the Say-on-Pay Vote is in the best interests of the Company’s stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannaPharmaRx, Inc.

October 6, 2015	By:	/s/ Gerald E. Crocker

Name: Gerald E. Crocker
Title: Chief Executive Officer